Exhibit 4.16

MANULIFE (INTERNATIONAL) LIMITED

IMPORTANT NOTICE

When you wish to obtain payment of any benefit under the Policy, please write to the Company's administration office at the address below or communicate with the authorized representative of the Company. To save your time and expense, the Company will furnish free of charge the required forms with any necessary advice and instructions.

The Company strongly urges that, before any action is taken to replace this Policy or any other policy, advice should be obtained from the Company. Replacing a policy by a new one does not usually result in any advantage to the Policyowner.

Administration Office

Manulife (International) Limited

Incorporated in Bermuda with limited liability

Avenida De Almeida Ribeiro No. 61

Circle Square, 14 andar A

Macao

Tel: (853) 8398 0383

Fax: (853) 2832 3312

Correspondence Address

G.P.O. Box 3108

Macao

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Policyowner	ATIF LIMITED

Policy Number	31-2003983-3

Policy Year Date	01 AUG, 2019

MANULIFE INVESTMENT PLUS

Manulife Investment Plus is an investment-linked insurance plan.

The provisions and conditions on the following pages are part of this Policy.

/s/ Guy Mills
Guy Mills
Executive Vice President & Chief Executive Officer
MANULIFE (INTERNATIONAL) LIMITED
(Incorporated in Bermuda with limited liability)

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Endorsement (if applicable)

A Copy of the Application

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POLICY NUMBER:	31-2003983-3

POLICY YEAR DATE:	01 AUG 2019

ISSUE DATE:	01 AUG 2019

POLICYOWNER(S):	ATIF LIMITED

INSURED:	LIU JUN

BENEFICIARY:	PRIMARY - THE POLICYOWNER

PLAN:	MANULIFE INVESTMENT PLUS, AN INVESTMENT-LINKED INSURANCE PLAN

CURRENCY:	ALL DOLLAR AMOUNTS STATED ON THIS PAGE AND THROUGHOUT THIS POLICY ARE IN UNITED STATES DOLLARS. ALL AMOUNTS PAYABLE BY THE COMPANY WILL BE PAYABLE BY BANKER’S DEMAND DRAFT ON NEW YORK, U.S.A.

PLACE OF ISSUE:	THIS POLICY IS ISSUED IN MACAU.

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GENERAL PROVISIONS

1.	DEFINITIONS

"Account" means a record of the holdings of the Policyowner in each of the Investment Choice.

"Account Value" means the value as determined in accordance with Provision 10.

"Anniversary" means the same date of each subsequent year of the Policy Year Date as shown in Page 3. If there is no corresponding date in the year, then the Anniversary will be the last date of such month.

"Average Policy Value Eligible For Annual Bonus" means the value as determined in accordance with Provision 13.2.

"China Market Investment Choices" means the Manulife Inv China A Fund and/or the Manulife Inv China Bond Fund, as specified in the Principal Brochure.

"Company" refers to Manulife (International) Limited, the insurer of the Policy.

"Dealing Day"

(i)	Dealing Day of Investment Choices other than the China Market Investment Choices is any day on which the banks in Hong Kong are open for business excluding (a) Saturdays; or (b) days on which dealing is suspended under Provision 12.7; or (c) other days as the Company may from time to time determine due to an unexpected events.
(ii)	Dealing Day of the China Market Investment Choices will follow that of the respective underlying funds except for (a) suspension of dealing under Provision 12.7 or (b) other days as the Company may from time to time determine due to an unexpected events.

"Exit Fee" refers to the fee levied on the China Market Investment Choices, which will be deducted from the redemption amount upon policy cancellation or termination during the cooling off period, switching out, partial withdrawal or policy surrender. Details of the current exit fee are set out in Provision 14.5.

"Initial Premium" means the single premium required to be paid by the Policyowner to effect this Policy.

"Investment Choice" means investment choice created, made available and/or maintained by the Company from time to time under the Plan for subscription within this Policy.

"Investment Choice Brochure" means the latest Principal Brochure — Investment Choice Brochure of the Plan made available by the Company from time to time. The Company may from time to time change the provisions of the Principal Brochure — Investment Choice Brochure.

"Investment Manager" refers to the entity, appointed by the Company from time to time, who will manage the Investment Choices under the Plan.

"Issue Price" of a unitized Investment Choice refers to the price, calculated according to Provision 12.5, at which notional Units of the Investment Choice are issued.

"Monthiversary" means the same date of each subsequent month of the Policy Year Date as shown in Page 3. If there is no corresponding date in the month, then the Monthiversary will be the last date of such month.

"Plan" means the investment-linked insurance plan as shown in Page 3.

"Net Asset Value" of a unitized Investment Choice refers to the value of the Investment Choice, calculated according to Provision 12.5.

"Policy" means the individual life insurance contract maintained under the Plan with terms and conditions as stated in this contract document.

"Policy Month" is a one-month period starting on the Policy Year Date or the Monthiversary.

"Policy Value" means the value as determined in accordance with Provision 10.

"Policyowner" means the owner of this Policy under the Plan.

"Policy Year" refers to the period between two consecutive Anniversaries.

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GENERAL PROVISIONS

"Policy Year Date" means the Policy Year Date as shown on Page 3.

"Principal Brochure" means the latest principal brochure of the Plan made available by the Company from time to time, which comprises the Principal Brochure - Product Brochure and the Principal Brochure — Investment Choice Brochure. The Company may from time to time change the provisions of the Principal Brochure.

"Product Brochure" means the latest Principal Brochure - Product Brochure of the Plan made available by the Company from time to time. The Company may from time to time change the provisions of the Principal Brochure — Product Brochure.

"Provision" means the terms and conditions as set out in this contract document.

"Redemption Price" of a unitized Investment Choice refers to the price, calculated according to Provision 12.5, at which notional Units of the Investment Choice are redeemed.

"Surrender Value" means the amount that the Policyowner may receive when the Policyowner chooses to surrender the Policy, that is, redeeming all the Investment Choices held under the Policy.

"Unit" means notional unit of the respective unitized Investment Choice.

Unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa; words in the singular shall include the plural and vice versa.

2.	CONTRACT

The application for this Policy, any endorsed Policy change, any information referred in the provisions of this Policy and this Policy constitute the entire contract.

The Policy can be amended by the Company by giving not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirements from time to time to the Policyowner.

Only the President or a Vice-President of the Company has the power on behalf of the Company to change, modify or waive the provisions of the Policy, and then only in writing. The Company will not be bound by any promise or representation made by or to any agent or person other than as specified above.

3.	GOVERNING LAW

The Policy will be governed by and construed according to 1) the laws of the Hong Kong Special Administrative Region if this Policy is issued in the Hong Kong Special Administrative Region; or 2) the laws of the Macau Special Administrative Region if this Policy is issued in Macau Special Administrative Region.

4.	PREMIUM AND SUBSCRIPTION

An Initial Premium must be received to effect this Policy. Optional subsequent lump-sum premium and/or optional regular premium may be paid by the Policyowner, while the Policy is in force, which in turn will be applied to subscribe to the Investment Choices in accordance with the instruction of the Policyowner. Optional regular premium can only be made through bank autopay. The Policyowner is allowed to stop any optional regular subscriptions at any time without attracting any fees and charges. Relevant forms must be supplied to the Company to effect the subscription. Subscription will be effective on the same day provided that (1) the subscription application has been made in accordance with the subscription procedures specified in section 3.3 of the Product Brochure; and (2) the subscription amount has been received by the Company in cleared funds; and (3) dealing is not suspended under Provision 12.7. No interest on the subscription amount will be paid to the Policyowner in respect of the period between the application date and the date that the subscription is effected. Details of the subscription procedure are set out in section 3.3 of the Product Brochure and the Company may change the subscription procedure from time to time by giving not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirements.

The Company reserves the right to effect the subscription notwithstanding the subscription monies have not been received in cleared funds. The Policyowner should ensure that the subscription amount is paid to the Company in cleared funds and the original copy of subscription application, if applicable, is completely received by the Company. In any event the full amount of subscription monies are not received by the Company in cleared funds, or the completed original signed Application Form together with all requisite documents as set out therein are not received by the Company within 2 business days from the subscription date, the Company has the right to cancel any subscription. The Company shall be entitled to claim from the Policyowner any loss in realizing the value of any assets acquired through such cancelled subscription.

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GENERAL PROVISIONS

The minimum Initial Premium is US$6,000 per Policy or its equivalent in Hong Kong Dollar and US$1,500 per Investment Choice or its equivalent in Hong Kong Dollar. The minimum subsequent lump-sum premium is US$1,500 per Policy or its equivalent in Hong Kong Dollar and US$250 per Investment Choice or its equivalent in Hong Kong Dollar. The minimum regular premium is US$500 per regular premium per Policy or its equivalent in Hong Kong Dollar and US$250 per regular premium per Investment Choice or its equivalent in Hong Kong Dollar.

The maximum total cumulative amount of Initial Premium and subsequent lump-sum premium is US$1,250,000 per life insured. The regular premium per life insured is subject to maximum limit of US$15,000 for monthly premium, US$45,000 for quarterly premium, US$90,000 for semi-annual premium and US$180,000 for annual premium.

No regular premium is allowed after the Policy Anniversary nearest to age 60 of the Policyowner or the Life Insured. No subsequent lump-sum premium is allowed after the Policy Anniversary nearest to age 70 of the Policyowner or the Life Insured.

The Company may change the minimum or maximum premium requirements by giving not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirements.

5.	POLICY SURRENDER AND PARTIAL WITHDRAWALS

The Policyowner may surrender the Policy, subject to the early redemption fee and/or Exit Fee, if applicable, while the Policy is in force, by redeeming all Units/amount of the Investment Choices under the Policy.

The Policyowner may withdraw part of the Policy Value, subject to the early redemption fee and/or Exit Fee, if applicable, while the Policy is in force, by redeeming part of the Units/amount of the Investment Choices under the Policy. Partial withdrawal is subject to (i) the minimum withdrawal amount of US$1,000 per Policy or its equivalent in Hong Kong Dollar; and (ii) the minimum Account Value of US$1,500 for an Investment Choice immediately after partial withdrawal; and (iii) the minimum Policy Value of US$5,000 immediately after partial withdrawal. The partial withdrawal instruction will not be processed if any one of the above mentioned minimum requirements is not met unless (i) the partial withdrawal amount is the entire Account Value of an Investment Choice and (ii) the Policy Value immediately after such partial withdrawal still meets the minimum Policy Value requirement. The Company may change the minimum withdrawal amount, the minimum Policy Value requirement or the minimum Account Value requirement with not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirements.

Relevant forms must be supplied to the Company to effect the partial withdrawal / Policy surrender application. Partial withdrawal / Policy surrender will be effective on the same day of the application following the procedures specified in section 3.4 of the Product Brochure, with the exception that (1) limit is imposed on redemption as described in Provision 12.6 in which requests not redeemed will be deferred to the next Dealing Day subject to the same limitation and effected in priority to later requests; or (2) dealing is suspended as set out in Provision 12.7 in which the instruction will be deferred until normal trading is resumed. The partial withdrawal / Policy surrender proceeds is the redemption amount less the early redemption fee and/or Exit Fee, if applicable. Payment of the partial withdrawal / Policy surrender proceeds will be made within 15 business days after receipt by the Company of all required partial withdrawal / Policy surrender documents on a Dealing Day and all relevant notional Units/amount of Investment Choices under the Policy have been redeemed subject to limitation as set out in Provision 12.6 and 12.7. The Company may extend the payment period due to any exceptional event which is beyond control of the Company, payment will be carried out as soon as practicable after cessation of such event. No interest on the redemption amount will be paid to the Policyowner in respect of the period between the effective date of request of partial withdrawal / Policy surrender and the date of payment. Details of the partial withdrawal or Policy surrender procedure are set in section 3.4 of the Product Brochure and the Company may change the partial withdrawal or Policy surrender procedure from time to time by giving not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirements.

6.	SWITCHING

The Policyowner may switch among Investment Choices. Relevant forms must be supplied to the Company to effect the switching. Switching will be effective on the same day of the receipt of the completed Investment Choice Services Form, with the exception that (1) limit is imposed on switching out as described in Provision 12.6 in which requests not switched out will be deferred to the next Dealing Day subject to the same limitation and effected in priority to later requests; or (2) dealing of the Investment Choices to be switched out and/or dealing of the Investment Choices to be switched in is suspended as set out in Provision 12.7 in which the instruction will be deferred until normal trading is resumed. No interest on the switching amount will be paid to the Policyowner in respect of the period between the switching out transaction and the switching in transaction. Details of the switching procedure are set in section 3.5 of the Product Brochure and the Company may determine to change the switching procedure from time to time by giving not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirements.

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GENERAL PROVISIONS

Minimum switching amount per Investment Choice is US$250 or its equivalent in Hong Kong Dollar for each switching from one Investment Choice to another. Switching below the minimum amount will still be allowed provided the requested switching amount is the entire Account Value of the Investment Choice to be switched out. The Company may change the minimum switching amount by giving not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirements.

The switching out is subject to a minimum Account Value of US$1,500 for an Investment Choice immediately after switching out. The switching out instruction will not be processed if the remaining Account Value of an Investment Choice immediately after switching out is less than this minimum value after the switching. Switching not meeting the minimum requirements will still be allowed provided the requested switching amount is the entire Account Value of the Investment Choice to be switched out. The Company may change the minimum Account Value of any Investment Choice by giving not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirements.

7.	TERMINATION

The Policy will terminate on the earliest of the following events:

(i)	The date of death claim submission; or
(ii)	The date the Company approves the Policyowner's written request for surrender of the whole Policy; or
(iii)	The Policy Value of this Policy is zero.

8.	SETTLEMENT

After termination, this Policy will be settled in accordance with its terms upon the Company's receipt of due proof of the life insured's death and age or upon the surrender of this Policy, whichever is the earlier event. Presentation of this Policy with a discharge and adherence to the Company's procedures on death claims / Policy surrender (whichever is applicable), which the Company will determine from time to time, will be required when such settlement is made. Upon settlement, the Company's outstanding liability under this Policy shall be fully discharged.

Any indebtedness will be deducted in determining the amount payable in any settlement under this Policy.

9.	OPTIONAL METHODS OF SETTLEMENT

Instead of receiving a lump sum payment, the Policyowner or the beneficiary or any person who is entitled to the benefit under this Policy as the case may be may request to have the policy surrender proceeds or death benefit proceeds, whichever is applicable, paid in an alternate form. The details of the terms and conditions of such alternate form should be mutually agreed between the Company and the Policyowner or the beneficiary or any person who is entitled to the benefit under this Policy as the case may be.

10.	POLICY VALUE AND ACCOUNT VALUE

Policy Value of this Policy refers to the sum of the Account Values of all Investment Choices.

Account Value of the Account of a unitized Investment Choice as of any day is the Redemption Price of that Investment Choice on that day which is a Dealing Day, or if that day is not a Dealing Day, the first Dealing Day immediately after that day, multiplied by the number of notional Units in the Account under such Investment Choice.

Account Value of the Account of a non-unitized Investment Choice is the account balance inclusive of net interest as of such time.

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GENERAL PROVISIONS

11.	INVESTMENT CHOICES

11.1	Investment Powers and Restrictions

The Company may set up unitized Investment Choices and non-unitized Investment Choices. The Company will hold the legal and beneficial interests in the underlying funds and assets of the Investment Choices.

Investment objectives and policies of the Investment Choices are set out in the Annex of Investment Choice Brochure and/or offering documents of the underlying funds of the Investment Choices. The Company may at its sole discretion change the investment objectives and policies of the Investment Choices by giving not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirements. The Company and/or the Investment Manager, if any, may make the investment decisions for the Investment Choices in accordance with the investment objectives and policies of the Investment Choices.

The borrowing and investment restrictions of the Investment Choices are set out in the section of "Borrowing and Investment Restrictions" of Investment Choice Brochure and/or offering documents of the underlying funds of the Investment Choices. The Company may at its sole discretion change the borrowing and investment restrictions of the Investment Choices to the extent permitted by the relevant regulatory requirement by giving not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirement.

The Company and the Investment Manager, if any, reserve the right to delegate all or any of their discretion and investment powers to any person on such terms as the Company and/or the Investment Manager, if any, shall determine.

11.2	Investment Choice Creation and Closure

The Company may create new Investment Choices from time to time. The Company may at any time cease to allow the subscription and switching to any Investment Choice. The Company will give the Policyowner not less than 1 month's prior written notice, or such other period of notice in compliance with the relevant regulatory requirements. of the Company's intention to close an Investment Choice with the arrangement prescribed by the Company for the existing instruction for subscription to an Investment Choice to be closed. If the Policyowner's existing instruction for subscription includes an Investment Choice to be closed, the Policyowner must change the instruction to exclude such Investment Choice by completing the relevant forms supplied by the Company. If the Company does not receive such instruction before the expiry of the notice of the closure, the Company may make the subscription according to the arrangement prescribed in the notification at the Company's determination as if the Company has received the Policyowner's instruction to do so and such subscription shall be final and binding on the Policyowner.

11.3	Investment Choice Termination

The Company may, by giving the Policyowner not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirements, terminate any Investment Choice by:

(i)	Switching the Account Value of the terminating Investment Choice for the Account Value of another Investment Choice in such manner as will be prescribed by the Company at the time of notice. If, under the Policy, there is Account Value in the Investment Choice to be switched, the Policyowner may request a switching from such Investment Choice to another Investment Choice. If the Company does not receive such request before the expiry of the notice of Investment Choice switching, the Company may make a switching of the Investment Choice concerned to another Investment Choice of the Company's arrangement prescribed in the notification as if the Company has received the Policyowner's request to do so and such switching shall be final and binding on the Policyowner and/or;

(ii)	Merging the Account Value of the Investment Choice to another Investment Choice or sub-dividing the Investment Choice into any new Investment Choice(s) which leads to termination of the Investment Choice concerned. If, under the Policy, there is Account Value in the Investment Choice to be merged or terminated, the Policyowner may request a switching from such Investment Choice to another Investment Choice. If the Company does not receive such request before the expiry of the notice of the Investment Choice merger or termination, the Company may make the merger or termination according to the Company's arrangement prescribed in the notification as if the Company has received the Policyowner's request to do so and such merger and termination shall be final and binding on the Policyowner.

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GENERAL PROVISIONS

12.	DEALING AND VALUATION

12.1	Dealing

Notwithstanding anything to the contrary in this Policy, no subscription to, redemption of, switching between any Units of any Investment Choices will be dealt with, nor the Net Asset Value, Issue Price and Redemption Price of any Units of any Investment Choices will be determined on or in respect of any day (I) other than a Dealing Day or (2) on which dealing is suspended under Provision 12.7.

12.2	Subscription

Subscription amount to a unitized Investment Choice is added to the Account Value of that Investment Choice by the creation of additional Units in that Investment Choice. The number of Units to be issued is calculated by dividing the subscription amount by the Issue Price of that Investment Choice to be issued. The subscription amount to a non-unitized Investment Choice will be added to the Account Value of that Investment Choice.

12.3	Redemption

All or part of the Account Value of the Investment Choices may be redeemed by the Policyowner. Units of the unitized Investment Choices will be cancelled under this Policy to effect a redemption. Redemption amount of that Investment Choice is determined by multiplying the Units redeemed of that Investment Choice by the Redemption Price.

The redemption amount of a non-unitized Investment Choice will be withdrawn from the Account Value of the Investment Choice. The Account Value of the Investment Choice, at the time of redemption, will include the accrued interest for the period between the last interest credit date and the redemption date.

12.4	Switching

All or part of the Account Value of the Investment Choices may be switched to any other Investment Choices by the redemption of the notional Units/amount of the first-mentioned Investment Choices and the subscription with the redemption amount to the notional Units/amount of the second-mentioned Investment Choices .

If Account Value of a unitized Investment Choice is switched to another unitized Investment Choice, redemption of notional Units of the unitized Investment Choice to be switched out shall be based on the Redemption Price of such relevant switching out Investment Choice and the subscription of notional Units of the unitized Investment Choice to be switched in shall be based on the Issue Price of such relevant switching in Investment Choice. Any applicable switching fee and/or Exit Fee will be deducted from the switch out amount. The Issue Price and Redemption Price will be determined in accordance with Provision 12.5.

If the switching in Investment Choice is a non-unitized Investment Choice, the Units of the unitized Investment Choice to be switched out shall be redeemed based on the Redemption Price of such relevant switching out Investment Choice and the switch out amount, after deduction of the switching fee and/or Exit Fee if applicable, shall be added to the Account Value of the non-unitized Investment Choice.

If the switching out Investment Choice is a non-unitized Investment Choice, the amount to be switched out shall be withdrawn from the non-unitized Investment Choice, after deduction of switching fee if applicable, and allocated to the relevant switching in unitized Investment Choice. The number of notional Units allocated shall be based on the Issue Price of such relevant switching in unitized Investment Choice.

12.5	Determination of Net Asset Value, Issue Price and Redemption Price

12.5.1	The Net Asset Value of a unitized Investment Choice is determined by calculating the total value of the underlying assets of the Investment Choice and deducting the liabilities attributable to the Investment Choice. The valuation methodology of the Net Asset Value is shown below.

i.	quoted investments are valued at their latest available quoted traded price of the relevant investment at the close of business in the relevant stock exchange or market at or immediately preceding the valuation time which is the close of business in the last market to close of all relevant stock exchanges or markets on each day of valuation;
ii.	unquoted investments are assessed on the latest revaluation made or in the case of any unquoted security which is a money market instrument having a short-term maturity at the discretion of the Company, according to the value on the date of acquisition calculated on a yield to maturity and amortized to the remaining periods of maturity as required;

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GENERAL PROVISIONS

iii.	collective investment schemes are valued at their net asset values per share or unit or if more than one is quoted, the sell price;
iv.	cash and deposits are valued at face value;
v.	futures contracts are valued at an amount equal to the gain or (as the case may be) loss which would have been accrued to the Net Asset Value of the relevant Investment Choice at the time which the relevant valuation is made if the Company had at that time closed out the position of the contracts by entering into an equal and opposite futures contracts at market prices prevailing at that time;
vi.	if investments have been agreed to be purchased, such investments will be included and the purchase cost will be excluded; if investments have been agreed to be sold, such investments will be excluded and the sales proceeds will be included;
vii.	Interest accrued on any instruments shall be taken into account up to the valuation day, unless such interest is included in the quoted value. Where the current price of a quoted security is quoted "ex" dividend, interest or other rights to which any underlying asset is entitled but such dividend, interest or the property or cash to which such rights relate has not been received and is not otherwise taken into account, the amount of such dividend, interest or cash or property shall be accrued to the net asset value of the relevant Investment Choice.

12.5.2	Liabilities attributable to an Investment Choice shall include, but not limited to, any taxation related to the income from the underlying assets of the Investment Choice; any accrued or unpaid fees and expenses of the operations of the policy, Plan and Investment Choices; any outstanding borrowing and any outstanding settlement to Policyowners.

12.5.3	If in any case a particular value is not ascertainable as above provided or if the Company shall consider that some other methods of valuation more accurately reflect the fair value of the relevant security or other assets for the purpose concerned then in such case the method of valuation of the relevant security or other asset shall be such as the Company in its absolute discretion shall decide.

12.5.4	The Company may change the valuation methodology and frequency with respect of any Investment Choice by giving to the Policyowner not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirements. The net asset value of each non-unitized Investment Choice means the Account Value of the Investment Choice of the relevant policy.

12.5.5	The Net Asset Value per notional Unit of a unitized Investment Choice will be determined by dividing the Net Asset Value of the Investment Choice by the number of notional Units in issue. The Issue Price and Redemption Price are equal to the Net Asset Value per notional Unit at the time of subscription or redemption as the case may be. The Net Asset Value per notional Unit, Issue Price and the Redemption Price will be rounded to the nearest 3 decimal places. The Company may from time to time change the rounding of Issue Price or Redemption Price with not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirements.

12.5.6	For the determination of the fees and charges applicable to the net asset value of a non-unitized Investment Choice, the net asset value of each non-unitized Investment Choice means the Account Value of the Investment Choice of the relevant policy. Account Value of the Account of a non-unitized Investment Choice starts from zero when the Policy is issued. On each Dealing Day, the Account Value may be increased (addition to the Account Value) or decreased (subtracted from the Account Value) as regards any net interest declared by the Company or any policy transactions executed, which include but not limited to premium payment, redemption or switching.

12.6	Redemption and Switching Out Limitation

The Company reserves the right to limit redemption and switching out of notional Units of an Investment Choice to 10% of its Net Asset Value on a Dealing Day. This limitation will be applied pro rata to all redemption and switching out requests to be effected on any single Dealing Day. Requests not redeemed will be deferred to the next Dealing Day subject to the same 10% limitation and effected in priority to later requests.

China Market Investment Choices are subject to additional redemption and switch out limitation. Details are set out in section 8 of Annex in the Product Brochure.

12.7	Suspension of Dealing

The Company may, having regard to the interests of the Policyowners, suspend the dealing of the notional Units of any Investment Choice and the determination of the Net Asset Value, Issue Price or Redemption Price of any Investment Choice or its notional Units in the following circumstances:

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GENERAL PROVISIONS

i.	There is in existence any state of affairs prohibiting the normal disposal of the underlying investments or assets of the Investment Choice;
ii.	There is a closure of or restriction or suspension of trading on any securities markets on which a substantial part of the underlying investments or assets of the relevant Investment Choice is traded or a breakdown in any of means employed by the Company in determining the Net Asset Value of an Investment Choice or ascertaining the value of any underlying investments or assets of an Investment Choice;
iii.	For any other reason, the prices of the underlying investments or assets of an Investment Choice cannot, in the opinion of the Company, acting in good faith and commercially reasonable manner, be ascertained;
iv.	In the opinion of the Company, acting in good faith and commercially reasonable manner, it is not practicable or is prejudicial to the interest of the Policyowners to realize any underlying investments or assets of the Investment Choice; or
v.	The remittance or repatriation of funds which may be involved in the redemption of or in the payment for the underlying investments or assets of any Investment Choice or the subscription for or redemption of any notional units is delayed or cannot, in the opinion of the Company be effected at reasonable prices or reasonable rates of exchange.

The fact that dealing is suspended will be published as soon as practicable following such decision and at least once a month during the period of suspension, in the newspapers in which the Unit prices of Investment Choices are published.

Normal dealing will be resumed after the end of the suspension period. Any outstanding transactions submitted or scheduled during the suspension (including but not limited to fee deduction, subscription, redemption and switching) will be carried out on the day normal trading is resumed.

13.	BENEFITS

13.1	Life Coverage

Life coverage equivalent to 105% of the Policy Value as at the date of death claim submission, which is a Dealing Day or if that day is not a Dealing Day, the first Dealing Day immediately after that day, will be paid after the Company's approval of the death claim. All notional Units/amount of Investment Choices under the policy will be redeemed on the date of death claim submission, which is a Dealing Day or if that day is not a Dealing Day, the first Dealing Day immediately after that day. For calculation of death benefit, early redemption fee and Exit Fee, if any, will not be applicable. Details of the death claim process are set out in Provision 15.

If the life insured commits suicide whether sane or insane, the Company's only liability will be limited to 100% of the Policy Value, attributable to the subscription made in the twelve months immediately prior to the suicide ("12-month Period") and 105% of the Policy Value attributable to the subscription made prior to the 12-month Period.

13.2	Annual Bonus

Annual bonus may be granted to the Policyowner while this Policy is inforce. Starting from the sixth Policy Year annual bonus will be determined at the end of each Policy Year ("bonus date") and credited to the Policy provided that the Policy is in force. The bonus rates as set out in the table below are applied to the Average Policy Value Eligible For Annual Bonus on a tiered basis for the calculation of the annual bonus.

Average Policy Value Eligible For Annual bonus	Bonus rate to be applied to the respective tier amount
The first tier from US$1 to US$20,000	0.0%
The second tier from US$20,001 to US$50,000	0.5%
The third tier from US$50,001 to US$100,000	0.7%
The remainder above US$100,000	1.0%

The Average Policy Value Eligible For Annual Bonus is the sum of the Policy Value eligible for bonus as at the end of 12 Policy Months preceding and including the bonus date and then divided by 12. The Policy Value attributable to the subscriptions aged less than 61 months is excluded when determining the sum of Policy Values eligible for bonus. Annual bonus is not subject to any early redemption fee.

Details of the bonus allocation are set out in section 3.2 of the Product Brochure.

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GENERAL PROVISIONS

14.	FEES AND CHARGES

The fees and charges as set out in this Provision 14 are levied by the Company. The Company reserves the right to vary such fees and charges and/or impose new fees and charges by giving the Policyowner with not less than 1 month's prior written notice or such other period of notice in compliance with the relevant regulatory requirements.

14.1	Management Fee

Details of the management fee are set out in the Fees and Charges Table in Provision 14.7.

14.2	Account Maintenance Fee

Details of the account maintenance fee are set out in the Fees and Charges Table in Provision 14.7.

14.3	Switching Fee

Switching fee will be deducted from the switching out amount to which the switching has been made. Details of the switching fee are set out in the Fees and Charges Table in Provision 14.7.

14.4	Early Redemption Fee

Up to 6% of the redemption amount due to partial withdrawal or policy surrender will be deducted as early redemption fee from the redemption amount to which the redemption has been made. Details of the early redemption fee are set out in the Fees and Charges Table in Provision 14.7.

14.5	Exit Fee

An exit fee will be levied on the China Market Investment Choices. It will be deducted from the redemption amount upon Policy cancellation or termination during the cooling off period, switching out, partial withdrawal or Policy surrender. This Exit Fee is charged by underlying fund and will not be retained by the Company. Details of the Exit Fee for the time being are set out in the offering document of the corresponding underlying funds.

14.6	Other Fees and Charges

All the out-of-pocket expenses incurred in the operations of the Plan and Investment Choice level shall be accrued daily and deducted from the Net Asset Value of the Investment Choices. Details of the out-of-pocket expenses are set out in the Fees and Charges Table in Provision 14.7.

The underlying funds of the Investment Choices may have separate fees and charges on performance fee, bid-offer spread, out-of-pocket expenses, and/or other miscellaneous fees and charges. Policyowner does not pay these fees and charges directly. The fees and charges will be deducted and reflected in the Unit price of the underlying funds. Details of such fees and charges are set out in the offering documents of the underlying funds, which are available by the Company upon request.

For the non-unitized Investment Choice, the Company shall take into account the management fee, account maintenance fee and other out of pocket expenses when the Company declares the net interest.

14.7	Fees and Charges Table

Fees and charges at the Plan level:

Fees and charges	Current rate
Account maintenance fee	1.2% per annum of the Net Asset Value of the Investment Choice(s), daily accrued from the Net Asset Value of the Investment Choice(s) and reflected in the Unit price of unitized Investment Choice(s) or net interest declared for non-unitized Investment Choice(s). The Unit price of unitized Investment Choice(s) is used for calculating the Account Value based on the allocated notional Units of the respective Investment Choice(s).

MS105 (10/2016) - 12

GENERAL PROVISIONS

Fees and charges	Current rate
Out-of-pocket expense

Up to 0.03% per annum of the Net Asset Value of the Investment Choice(s), daily accrued from the Net Asset Value of the Investment Choice(s) and reflected in the Unit price of unitized Investment Choice(s) or net interest declared for non-unitized Investment
Choice(s). The Unit price of unitized Investment Choice(s) is used for calculating the Account Value based on the allocated notional Units of the respective Investment Choice(s).

Out-of-pocket expenses are actual expenses incurred for the operations at the Plan and Investment Choice levels, including but not limited to, the fees of audit, legal and other advisers, the costs of Unit price publishing, printing and distributing offering document, reports, notices, statements and newsletters, transaction costs, accounting and valuation, taxes and other reasonable out-of-pocket expenses.

Switching fee	Currently nil
Early redemption fee	Charge as a percentage of the redemption amount due to partial withdrawal or surrender of the Policy.

Subscription of less than	Percentage of the redemption amount
1 year	6%
2 years	5%
3 years	4%
4 years	3%
5 years	2%

Early redemption fee does not apply to subscription that was made for 5 years or more.

Years will be measured from the actual date of each subscription. Early redemption fee will be applied to the earliest subscription first (first-in-first-out basis). Switching will not affect the age of the subscription such that the same first-in-first-out basis will apply to the switching transactions accordingly. Early redemption fee is deducted from the redemption amount due to partial withdrawal / policy surrender before the partial withdrawal / policy surrender proceeds is paid to the Policyowner.

The annual bonus is not subject to any early redemption fee. The Account Value attributable to the annual bonus of an Investment Choice will be redeemed before the redemption of the remaining Account Value of the Investment choice.

Fess and Charges at the Investment Choice level:

Fees and charges	Current rate
Management fee	Management fee varies with each Investment Choice ranging between 0.5% and 2.1% per annum of the net asset value of the Investment Choice. It is accrued daily and reflected in the Unit price of unitized Investment Choice(s) or net interest declared for non-unitized Investment Choice(s). The Unit price is used for calculating the Account Value based on the allocated notional Units of the Investment Choice.
The management fee comprises the following:
i) management fee charged by the underlying fund manager, which is also reflected in the Unit price of the underlying fund; and
ii) management fee charged by the Company.
Details of the management fee of each Investment Choice are set out in the section of "List of Investment Choices" of the Investment Choice Brochure.

MS105 (10/2016) - 13

GENERAL PROVISIONS

15.	DEATH BENEFIT CLAIM PROCESS

Before the Company approves and/or becomes liable to pay any amount under this Policy, the beneficiary or any person who is entitled to the benefit under this Policy is required to tender to the Company the Policy documents, and completed forms as supplied by the Company and:

(i)	such the identification documents of the claimant determined by the Company;

(ii)	such proof of death and cause of death of the life insured as determined by the Company;

(iii)	such proof of the age of the life insured as determined by the Company; and

(iv)	any other facts which the Company may consider as material to the claim.

After these requirements have been received along with the Policy documents and duly completed forms provided by the Company and all notional Units/amount of Investment Choices under the Policy have been redeemed subject to limitation as set out in Provision 12.6 and 12.7, the death benefit will be paid to the beneficiary or any person who is entitled to the benefit under this Policy within 15 business days thereafter. The Company may extend the payment period due to any exceptional event which is beyond control of the Company, payment will be carried out as soon as practicable after cessation of such event. No interest will be paid on the death benefit and no fees and charges will be deducted from the Policy in respect of the period between the date of death claim submission and the date of payment.

16.	SUICIDE

If the life insured commits suicide whether sane or insane, the Company's only liability will be limited to 100% of the Policy Value, attributable to the subscription made in the twelve months immediately prior to the suicide ("12-month Period") and 105% of the Policy Value attributable to the subscription made prior to the 12-month Period.

17.	BENEFICIARY

The Policyowner may designate beneficiaries by providing the names of such beneficiaries to the Company together with such other particulars assisting the identification process, and in such a format prescribed by the Company (in the application or in a form provided by the Company). Any such beneficiary designation must be signed by the Policyowner and filed with the Company. If the Policyowner has no beneficiary designation as described below, the Policyowner's estate will become the beneficiary for the purpose of receiving any death benefits proceeds payable under this Policy.

Unless otherwise provided in this Policy or in a beneficiary designation in effect under this Policy, the following terms apply:

(a)	Beneficiary Classification

The beneficiary for any death proceeds under this Policy will be classified as a primary, secondary or final beneficiary as designated by the Policyowner. Such classification will determine the interest of that beneficiary with respect to such death benefit proceeds. Beneficiaries surviving at the time of the life insured's death and in the same beneficiary classification will share equally in the death benefit proceeds payable to the beneficiaries in that classification. If allocation in percentage or proportion is provided in respect of the various beneficiaries of the same beneficiary classification, the said surviving beneficiaries in the said beneficiary classification will then share the death benefit proceeds payable to the beneficiaries in that classification in accordance with the said allocation, and on a pro rata basis (in accordance with the ratio of the allocated percentage or proportion of each of the said surviving beneficiaries) if one or more than one of the beneficiaries predecease the others of the same beneficiary classification at the time of payment of the said proceeds. If only one beneficiary in the same beneficiary classification can survive at the time of the life insured's death, such a beneficiary will be solely entitled to the death benefit proceeds payable to the beneficiaries in that classification.

MS105 (10/2016) - 14

GENERAL PROVISIONS

(b)	Payment to Beneficiaries

Death proceeds under this Policy will be paid:

(i)	to any primary beneficiary surviving at the time of the life insured's death;
(ii)	if no primary beneficiary survives at the time of the life insured's death, to any secondary beneficiary surviving at the time of the life insured's death; or
(iii)	if no primary or secondary beneficiary survives at the time of the life insured's death, to any final beneficiary surviving at the time of the life insured's death.

(c)	Death of Beneficiary or Failure to Designate a Beneficiary

If no beneficiary under this Policy survives at the time of death of the life insured or if the Policyowner fails to designate a beneficiary in accordance with this Provision, the Policyowner will become the beneficiary for the purpose of receiving any death benefit proceeds payable under this Policy.

(d)	Change of Beneficiary and Appointment and Change of Trustee

The Policyowner, without the consent of any beneficiary or trustee, can from time to time change any prior beneficiary designation or appointment by subsequent beneficiary designation; or appoint a trustee to receive the proceeds for any beneficiary in any beneficiary designation, and change or revoke any prior trustee designation or appointment by subsequent beneficiary designation.

The Company assumes no responsibility for the validity of any designation or declaration.

A receipt for any death benefit proceeds under this Policy, signed by the beneficiary, beneficiaries, trustee or trustees designated in accordance with this Provision, or by the Policyowner's personal representatives as the case may be, will be a good and valid discharge to the Company and will be final and conclusive evidence that such death benefit proceeds have been duly paid to and received by those lawfully entitled to them and that all claims and demands against the Company with respect to them have been fully satisfied.

18.	TAXATION

Tax benefits may be derived from this Policy depend on the tax law applicable to the Policyowner's particular situation. Policyowner should seek professional advice regarding the specific tax circumstances.

19.	COOLING OFF PERIOD

"Cooling off period" means (i) 21 days after the date of delivery of the Policy; or (ii) 21 days after the issue of a notice informing the Policyowner or the Policyowner's representative about the availability of the policy and the expiry date of the cooling-off period, whichever is earlier.

The Policyowner has the right to cancel this Policy within the cooling off period for a refund of any premium made less any market value adjustment and /or Exit Fee, if applicable, by giving written notice to the Company. Failure to exercise the aforesaid right will be deemed as final acceptance of this Policy and shall be bound by the terms and conditions of this Policy Provision. The market value adjustment must be calculated solely with reference to the loss in realizing the value of any assets acquired through investment of the premium made under this Policy. It shall not include any allowance for expenses or commissions in connection with the issuance of the contract. This paragraph is in accordance with the current industry guidelines and the Company will change its practice in line with any up-to-date industry guidelines.

20.	ADDRESS TO WHICH NOTICE SENT

Any notice to be given under this Policy may be published in local newspapers or newsletters or sent by post to the Policyowner's latest address as notified to the Company or provided on the Company's public website and will be deemed to have been received by the Policyowner upon such publication if the notice is published in local newspapers or newsletters or upon such posting if the notice is sent by post or provided on the Company's public website. Any such notice will run from the time the Policyowner is deemed to receive such notice.

21.	ASSIGNMENT

This Policy may be assigned by the Policyowner only with the approval by the Company and subject to any regulatory or compliance requirement applicable to the Company, the Policyowner and/or the Policy.

MS105 (09/2015) _MC - 15

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Manulife宏利	Manulife Investment Plus Application Form 宏利投資計劃投保申請書	Branch Code: Location: Macao

Important Notes重要事項

Please complete this application form in BLOCK letters and put a “√” in the appropriate box(es). 請以正楷填寫此申請書，並在適當方格內加入“√”.   Monu life Investment Plus is an investment-linked assurance scheme issued by Manulife (International) Limited (the “Company”). This application is issued in conjunction with the offering documents (comprising the Product Brochure, Investment Choice Brochure and the Product Key Facts Statement) and the illustration document of the plan that you are applying for. 宏利投資計劃為宏利人壽保險（國際）有限公司（“本公司”）簽發的投資相連人壽保險計劃，此申請書乃連同閣下所申請的計劃的銷售文件（包括產品說明書、投資邀項手冊及產品資料概要）及退保說明文件一並發出.

Insurance Advisor’s Code: 308387 Insurance Advisor’s Name: VONG KUAN SENG PENN

PART I: PERSONAL DETAILS 第一部份：個人資料	Proposed Insured 擬受保人			Policyowner 保單持有人 (need not be answered if policyowner is the same as the proposed insured如保單持有人為擬受保人則無須填寫)
1. Name 姓名 (As shown on Identity Document 如身份證明文件所示)	English 英文姓名	Liu Surname 姓 Jun Given name & middle name(s) 名		English/Company Name 英文姓名/公司名稱	ATIF LIMITED Surname 姓 Given name & middle name(s) 名
	Chinese 中文姓名	劉軍		Chinese/Company Name 中文姓名/公司名稱	亞洲時代國際金融有限公司
2. Sex 性別	☑ Male男	☐ Female女		☐ Male男	☐ Female女
3. Relationship to Proposed Insured 與擬受保人的關係	Not applicable 不適用			Employer
4a. Date of Birth出生日期	DD日	MM月	YYYY年	DD日	MM月	YYYY年
4b. Place of Birth出生地點	☐ Hong Kong香港	☐ Macao澳門		☑ Hong Kong香港	☐ Macao澳門
	☑Others 其他 (please specify請註明)			☐ Others 其他 (please specify 請註明)
	City 城市	Country 國家		City 城市	Country 國家
5. ID Card No.身份證號碼/Passport No.護照號碼

(Please submit a copy of the ID Card/Passport with this application 請將有關身份證/護照之副本與本申請書一同遞交)

(For Corporate Applicant, please provide Business Registration/Certificate of Incorporation No. 企業客戶請填寫商業登記證/公司註冊證書號碼)

ID No.身份證明文件號碼

Document Tye (Please “ Ö” one only [ Ö] )

☐ HK Permanent Resident ID香港永久居民身份證/HK Birth Cert.香港出世紙

☐ HK Non-Permanent Resident ID香港非永久居民身份證

☐ Macao Permanent Resident ID澳門永久居民身份證/Macao Birth Cert.澳門出世紙

☐ Macao Non-Permanent Resident ID澳門非永久居民身份證

☑ PRC Resident ID中國內地居民身份證/PRC Birth Cert.中國內地出世紙

☐ USA Identity Documents美國身份證明文件

☐ Passport護照

☐ Others其他(please specify請註明)

ID No.身份證明文件號碼

Document Tye (Please “ Ö” one only [ Ö] )

☐ HK Permanent Resident ID香港永久居民身份證

☐ HK Non-Permanent Resident ID香港非永久居民身份證

☐ Macao Permanent Resident ID澳門永久居民身份證

☐ Macao Non-Permanent Resident ID澳門非永久居民身份證

☐ PRC Resident ID中國內地居民身份證

☐ USA Identity Documents美國身份證明文件

☑ Business Registration商業登記

☐ Certificate of Incorporation

☐ Passport護照

☐ Others其他(please specify請註明)

6. Nationality國籍	中國
7. Name of Company/ Employer公司/僱主名稱	ATIF HOLDINGS LIMITED
8. Business Nature	FINANCIAL CONSULTING			INVESTMENTS HOLDING
9. Occupation職業	DIRECTOR
10. Job Nature工作職務	OPERATION & MANAGEMENT
11. Are you the Owner or Senior Management of the Company?閣下是否該公司的擁有人或高級管理層？	☑ Yes, please specify your position 是，請註明閣下的職位 DIRECTOR ☐ No否			☐ Yes, please specify your position 是，請註明閣下的職位 ☐ No否
12. Average monthly earned income during the past 24 months過去十二個月內每月平均勞動收入	MOP澳門元 200000 /per month每月			MOP澳門元 /per month每月

Manulife (international) Limited (incorporated in Bermuda with limited liability) WM01_M(04/2019)	1 of 9

PART I: PERSONAL DETAILS (CONTINUED) 第一部份：個人資料	Proposed Insured 擬受保人			Policyowner 保單持有人 (need not be answered if policyowner is the same as the proposed insured如保單持有人為擬受保人則無須填寫)

13.Residential Address 住宅地址				☐ Same Residential address as the proposed insured 與擬受保人住宅地址相同

(For Corporate Applicant, please provide the registered office address 企業客戶請提供註冊辦事處地址)
	Room/Flat	Floor	Block	Room/Flat	Floor	Block

	Name of building/estate/village			Name of building/estate/village

	No. and name of street/road			No. and name of street/road

	Name of area/district		Postal code	Name of area/district		Postal code

	City		Country	City		Country

Only Policyowner information is required for Question No 14-16 (must be completed). 題號14-16只需提供保單持有人資料（必須填寫）。

14. Contact Information聯絡資料

The contact information (including language preference) applies to all of your products/services in Hong Kong and Macao provided by all companies within the Manulife group of companies and also companies which provide trustee/custodian services. If you are a member of any provident fund scheme(s) administered by Manulife, any information provided here will (unless otherwise stated below) be treated as an instruction to register the selected address as the registered residential address under the scheme(s). Any residential address(es) previously registered under the scheme(s) will be superseded accordingly.

閣下所提供的聯絡資料（包括語言選擇），適用於閣下持有並由宏利集團旗下公司，以及為本公司提供信託/託管服務的公司於香港及澳門所提供的產品/服務。如閣下是宏利管理的公積金計劃成員，與此部份填寫的資料（除以下作出其他指示外）將視為給予本公司的指示，要求把所選擇的地址作為閣下於宏利公積金計劃內的登記住宅地址，並取代以往於計劃內的所有登記住宅地址。

a.   Correspondence Address 通訊地址

i)  If unspecified, the correspondence address will be defaulted as the residential address of the Policyowner.  如未有註明，保單將以保單持有人之住宅地址為通訊地址。

☐ Others 其他：
	Room/Flat	Floor	Block

Name of building/estate/village

	No. and name of street/road	Name of area/district	Postal code

	City	Country

ii)  The selected Correspondence Address above is applicable to all your current policies within Manulife group of companies (if applicable).

以上所選的通訊地址將適用於閣下在宏利集團旗下的所有保單（如適用）。

☐ Please “√” if the above selected Correspondence Address is only applicable to this policy. 請“√”若以上所選的通訊地址只適用於此保單。

b.  Contact Number(s) 聯絡電話 :

Residence No. 住宅	( )	Country Name國家名稱
Mobile No. 流動電話	( )	Country Name國家名稱
Office No. 辦事處	( )	Country Name國家名稱

c.   E-mail Address (if any) 電郵地址（如有）:

☐ Apply e-Statement Service申請電子結單服務

e-Statement Service allows you to receive statements electronically by login to our website www.manulife.com.hk, and respective paper statements will not be mailed by postage. Please visit our website for the types of e-Statement available and their retention period.
透過電子結單服務，閣下可登入宏利網站www.manulife.com.hk 收取電子結單，結單將不會以郵遞寄出。請瀏覽宏利網站參閱有關電子結單類別及其保留期限。

d.    Language Preference (only for applicable communications/materials) 語言選擇（只限適用資料/文件）

☑ Traditional Chinese 繁體中文	☐ English 英文

Manulife (international) Limited (incorporated in Bermuda with limited liability) WM01_M(04/2019)	2 of 9	Policy no. ☐☐☐☐☐☐☐☐☐☐☐☐ (For office use only)

15. Highest Education Level 閣下的教育程度為

☐ Primary School or below小學及以下	☐ Secondary School中學	☐ Post-Secondary/College專科/專上學院	☑ University or above大學程度或以上

16a. Source(s) of Wealth/Funds for Initial and Renewal Premium Payment (“√” one or more) 首期及續保保費的財富/款項來源（可“√”多於一項）

☐ Salary薪酬	☐ Income收入	☐ Savings儲蓄	☐ Investment投資

☑ Others (Please specify) 其他（請列明）	Company Income & Revenue

16b. What are your Purposes of Buying our Product (“√” one or more) 閣下選購本公司產品的目的為何？（可“√”多於一項）

☑ Life Protection人壽保障	☐ Savings儲蓄	☑ Investment投資	☐ Accident意外	☐ Retirement退休	☐ Education教育	☐ Health Cover醫療保障

☐ Others(Please specify) 其他（請列明）

PART II: BENEFICIARY 第二部份：受益人

Beneficiary受益人

17. Details of Beneficiary(ies) (to share equally unless otherwise stated) 受益人資料（除特別指明外，百分比將平均分配）

Primary 基本	Secondary 次位	Name of Beneficiary (English and Chinese) 受益人姓名（英文及中文） (Please complete the table below if a trustee is assigned若有指定信託人，請在下表列明)	Relationship to Proposed Insured 與擬受保人關係	Beneficiary ID/Passport no. 受益人身份證/護照號碼	Share(%) 分配（百分比）
☑	☐	ATIF LIMITED	Employer		100%
☐	☐
☐	☐
☐	☐
☐	☐

The policyowner hereby declares that any trustee designated in the below table shall be appointed as trustee to receive any death proceeds under the policy for the beneficiary named on and in accordance with the percentage proportion as shown in the same row before such beneficiary attains the age of 18.

注：保單持有人僅此聲明，受益人年滿十八歲前，於表內指定之信託人將被委任為以信託人身份代表受益人根據下列表內同一行所示之百分比收取身故賠償金額。

Name of Beneficiary (English and Chinese) 受益人姓名（英文及中文）	Name of Trustee (English and Chinese) 信託人姓名（英文及中文）	Relationship to Beneficiary 與受益人關係	Trustee ID/Passport no. 信託人身份證/護照號碼

Please “√” the following box if special death benefit arrangement applies. 請“√”以下方格若您想按以下方法分配身故賠償款項。

☐ Special Arrangement (Not applicable to designation of Secondary Beneficiary) 特別安排（不適用於次位受益人之指定）

Death proceeds under the policy shall be paid to the beneficiary/beneficiaries designated above absolutely in accordance with the percentage proportion shown above; if any beneficiary/beneficiaries designated above who deceased at the time of the life Insured’s death, the share(s) shall be paid to the estate of the deceased beneficiary/beneficiaries respectively, notwithstanding any contrary provisions in this form or the Policy.

保單之身故賠償須根據上述所示之百分比絕對支付予上述指定受益人；如任何上述指定受益人於受保人身故時已去世，其份額將支付予該受益人之遺產，即便本表格或保單內有任何相反之條款。

Manulife (international) Limited (incorporated in Bermuda with limited liability) WM01_M(04/2019)	3 of 9	Policy no. ☐☐☐☐☐☐☐☐☐☐☐☐ (For office use only)

PART III: SUBSCRIPTION 第三部份認購

18. Subscription amount and allocation 認購金額及分配

IMPORTANT: The Company may process the subscription only after the receipt of final payment of subscription monies in full and in cleared funds as stated on the Application Form. 重要：本公司將於收到申請表上所註明的全數並已結算妥當的投資選項認購後方可處理有關認購。

		Initial Subscription 首次認購		Regular Subscription by Bank Autopay (Optional)* 以銀行自動轉賬作定期認購自選)*
Paid By 繳付方式		☑ Cheque 支票	☐ Bank Draft 匯票	☐ Monthly 月繳	☐ Semi-Annual 半年繳
				☐ Quarterly 季繳	☐ Annual 年繳
Payment Currency 付款幣值		☐ USD 美元	☑ HKD 港元	USD 美元
Payment Amount 付款金額 (This amount should exclude any transfer amount, if applicable 此金額並不包括任何調動金額,如適用 )		10000000

Payment Transfer (if applicable) 調動款項（如適用）

(Please fill in and attach relevant form(s) for payment withdrawal from policy number stated on the right. The transfer payment will be processed upon approval by the Company on the withdrawal amount.

請填寫及附上有關表格以便右列所示保單編號提取款項調動款項將於本公司批核提取的金額後處理)

NOTE: The subscription allocation for payment transfer should be specified in percentage only. 注:如涉及調款項則必須, ’以百分比方式作認購分配。

		Transfer from policy no(s)# 調動自保單編號#	Transfer Amount(s) 調動金額 $ $ $	Not Applicable不適用
Investment Choice Code (Please refer to Investment Choice Brochure) 投資選項編號（請參閱投資選項手冊）		Risk Level† 風險級別†	Subscription Allocation^ 認購分配^	Risk Level† 風險級別†	Subscription Allocation^ 認購分配^
			☑ % 百分比 ☐ Amounts金額（USD美元）		☐ % 百分比 ☐ Amounts金額（USD美元）
GAI01		4	100%

Total Subscription Allocation 總認購分配 (100% OR 或 USD 美元)		→	100%
Risk Level† 風險級別† (Weighted average rounded to the nearest whole number 截至最近整數的平均數值)	→		4

Manulife (international) Limited (incorporated in Bermuda with limited liability) WM01_M(04/2019)	4 of 9	Policy no. ☐☐☐☐☐☐☐☐☐☐☐☐ (For office use only)

Part III: SUBSCRIPTION (CONTINUED) 第三部分：認購（續）

Remarks on Part III 第三部分註釋

Regular subscription by bank autopay is applicable only if the policyowner has a valid Macao residential address and autopay from a Macao bank account has been set up. Besides, the payer must be the policyowner.

若選擇銀行自動轉賬做定期認購，保單持有人必須能夠提供有效的澳門住宅地址及使用澳門的銀行戶口作自動轉賬。另外，保費支付人必須為保單持有人。

Applicable to individual insurance policy and Manulife Investment Plus policy only.

只適用於個人保險保單及宏利投資計畫保單。

You should specify the subscription allocation either in percentage or by amounts by putting a “✓” in the appropriate box, except for payment transfer where the subscription allocation should be specified in percentage only. For subscription allocation by amounts, the amount of each investment choice selected and the total amount should be specified in USD regardless of the payment currency.

閣下必須於適當方格填上[√]號以註明以百分比或指定金額方式作為認購分配：如涉及調動款項，則必須以百分比方式作認購分配；如欲以指定金額方式作認購分配，不論任何付款幣值，所選每項投資選項之金額及總額均須以美元作為貨幣單位。

Definition of Risk Level: 5 - High; 4 - Medium to High; 3 - Medium; 2 - Low to Medium; 1 - Low

風險級別定義：5 - 高；4 - 中至高；3 - 中； 2 - 低至中；1 - 低

NOTE 註

(1) Allocation percentage of each investment choice selected should be in whole number. All dollar amounts should be rounded to two decimal palces.

所選每項投資選項分配百分比必須為整數。所有金額數目必須截至小數點後兩位。

(2) Minimum initial subscription is USD6,000 per policy and USD1,500 per investment choice or its equivalent HKD/MOP. Please make cheque/bank draft payable to:“Manulife (International) Limited”.

每份保單之最低首次認購金額為6,000美元，每項投資選項之最低首次認購金額為1,500美元，或其相等價值之港元或澳門元。支票/匯票抬頭人請寫[宏利人壽保險（國際）有限公司]。

(3) Minimum regular subscription is USD500 per policy and USD250 per investment choice or its equivalent HKD/MOP. Please complete, sign and attach an original Direct Debit Authorization form for the setup of bank autopay. The first autopay debit will be processed on the date indicated on the Direct Debit Authorization form upon successful setup of bank autopay.

每份保單之最低定期認購金額為500美元，每項投資選項之最低定期認購金額為250美元，或其相等價值之港元或澳門元。請填妥、簽署及附上[直接付款授權書]正本以便設立銀行自動轉賬。第一次自動轉賬將於成功設立銀行自動轉賬後按照[直接付款授權書]上所示之日期進行。

(4) The maximum total cumulative amount of initial subscription and subsequent lump-sum subscriptions is US$1,250,000 per life insured. If the life insured has more than one policy under Manulife Investment Plus, the limit will apply to total initial and subsequent lump-sum subscriptions made into all these policies.

首次認購以及後續整筆認購的最高累積總額為每名受保人1,250,000美元。如受保人在宏利投資計劃下向宏利投保超過一份保單，該限額將適用於在所有此等保單下進行的首次及後續整筆認購的總額。

(5) The regular subscription per life insured is subject to maximum limit of US$15,000 for monthly subscription, US$45,000 for quarterly subscription, US$90,000 for semi-annual subscription and US$180,000 for annual subscription. If the life insured has more than one policy under Manulife Investment Plus, the limit will apply to total regular subscriptions made into all these policies.

每名受保人的定期認購設有最高限額：每月認購為15,000美元，每季認購為45,000美元，每半年認購為90,000美元，每年認購為180,000美元。如受保人在宏利投資計劃下向宏利投保超過一份保單，該限額將適用於在所有此等保單下進行的定期認購的總額。

(6) If it involves currency exchange, the currency exchange rate will be provided by the Company from time to time. For the latest exchange rate, please contact your Insurance Advisor or visit the Company’s web site at www.manulife.com.hk.

如涉及貨幣兌換，本公司將不時提供有關貨幣的兌換率。如欲查詢最新的兌換率，請聯絡閣下之保險顧問或瀏覽本公司的網站www.manulife.com.hk。

(7) The subscription allocation of future subscriptions will follow the regular subscription allocation above, if specified. Otherwise, it will follow the initial subscription allocation stated above. If you would like to change the subscription allocation for future subscriptions, please complete the “Investment Choice Services Form”.

將來的認購分配將按照上表定期認購分配（如已註明），否則，將按照上表首次認購分配。如閣下欲更改將來的認購分配，請填寫[投資選項服務申請表]。

PART IV: SUBSCRIPTION (CONTINUED) 第四部分：備註

每月派息支票请以HKD支付。

Important Notes 重要事項：

Manulife Investment Plus is an investment-linked assurance scheme issued by Manulife (International) Limited (the “Company”). Premium received will be used to subscribe to the Investment Choices of the Plan. This application is issued in conjunction with the offering documents (comprising the Product Brochure, Investment Choice Brochure and the Product Key Facts Statement) and the illustration document. 宏利投資計劃為宏利人壽保險（國際）有限公司（[本公司]）簽發的投資相連人壽保險計劃。計劃收取之保費將會用作認購旗下之投資選項。此申請書乃連同銷售文件（包括產品說明書、投資選項手冊及產品資料概要）及退保說明文件一併發出。

Manulife (international) Limited (incorporated in Bermuda with limited liability) WM01_M(04/2019)	5 of 9	Policy no. ☐☐☐☐☐☐☐☐☐☐☐☐ (For office use only)

PART V: CERTIFICATIONS IN RELATION TO TAX REGULATIONS 第五部分：有關稅務規例的證明

Tax law and regulations (including but not limited to the U.S. Foreign Account Tax Compliance Act (FATCA) and regulations based on the Organisation for Economic Co-operation and Development (OECD) Common Reporting Standard (CRS) for automatic exchange of information) require Manulife to collect and report information about tax residency. In certain circumstances, Manulife may be obliged to provide certain information to governments, regulators and tax authorities concerning your tax residency and other tax-relevant data. 稅務法律及規例（包括但不限於美國《海外賬戶稅收合規法案》（FATCA）和根據自動交換資料有關的經濟合作與發展組織（OECD）《通用報告準則》（CRS）的規則）要求宏利收集及申報關於居民納稅人的資料。在部分情況下，宏利可能有義務向政府、監管機構或稅務當局提供有關閣下居民納稅人及與稅務相關的資料。

As a financial institution, Manulife is not allowed to give tax or legal advice. If you have any questions regarding your tax residency, please consult your tax adviser or the information for FATCA and CRS at the following links at https://www.irs.gov/ and http://www.oecd.org/tax/automatic-exchange/crs-implementation-and-asssistance/respectively. 宏利不獲允許提供稅務或法律意見。若閣下對您的居民納稅人身份存有任何疑問，請詢問專業稅務顧問或瀏覽https://www.irs.gov/及http://www.oecd.org/tax/automatic-exchange/crs-implementation-and-assistance/網站FATCA及CRS資料。

Please answer both question 1a and question 1b in this Part V. 請回答第五部分的問題1a和1b。

By signing on this application, I/We certify that 本人/吾等簽署本投保申請書，特茲證明：

1.     The answer below is true and accurate, and I/We agree to notify Manulife within 30 days if there is any change in any of the information which I/We have provided.以下回答乃真確無誤，本人/吾等所提供之資料若有任何變更，本人/吾等同意在三十天內通知宏利有關變動。

1a.   Are you a United States person, being a U.S. citizen, U.S. resident for U.S. federal income tax purposes or U.S. Resident Alien (i.e. a so-called U.S. Green Card holder)?閣下是否美國人士、美國公民，符合美國所得稅目的之美國居民，或擁有美國居民身份之外僑（即美国绿卡持有人）？

☐   Yes 是 (Please provide your consent to report and U.S.TIN. By submitting the prescribed form/subsititute Form W-9 as requested by Manulife 請提交宏利所要求的指定表格/簡易W-9表格，以表示閣下同意申報並提供閣下的美國稅務識別號碼）

☑   No 否

Important Notes for the above重要事項：

-	You must answer “Yes” if you are a U.S. citizen even though you reside outside of the U.S.
-	You must answer “Yes” if you hold multiple citizenships, one of which is U.S. citizenship.
-	You must answer “Yes” if you were born in the U.S. (or U.S. Territory) and have not legally surrendered U.S. citizenship.
-	You may be considered a U.S. resident for U.S. federal income tax purposes (and therefore, must answer “Yes”) if you meet the “Substantial Physical Presence Test”. You will meet this test if, for instance, during the current year, you were present in the U.S. for at least 183 days under a specified formula. For more details, please refer to the information on the IRS’ website http://www.irs.gov/Individuals/International-Taxpayers/Substantial-Presence-Test.
-	You must answer “Yes” if the U.S. Citizenship and Immigration Service (USCIS) has issued you a U.S. alien registration card as a lawful permanent resident of the United States.
-	You must answer “Yes” irrespective of your Green Card’s expiration date and irrespective of whether such expiration date has passed as of the date you sign and complete this form.
-	You should answer “No” if your Green Card has been officially abandoned, revoked, orrelinquished as of the date you sign and complete this form and you are not a US citizen or a U.S. resident for U.S. federal income tax purposes for any other reason.
-	If this is a joint owners’ application, you must answer “Yes” if any one of you is a U.S. citizen, U.S. resident for U.S. federal income tax purposes or U.S. Resident Alien.
-	The above certification is mandatory for products issued by Manulife on or after July 1, 2014 except as otherwise instructed by Manulife.
-	閣下如為美國公民，及時在美國境外定居，仍須回答[是]。
-	閣下如持有多重公民身份，而當中包括美國公民身份，必須回答[是]。
-	閣下如在美國（或美國屬地）出生而且並未合法放棄美國公民身份，必須回答[是]。
-	閣下如通過[親身居留測試]，可視為符合美國所得稅目的之美國居民（故此必須回答[是]）。舉例說，按指定計算方法，閣下如在本年度停留美國至少183天，則視作通過有關測試。有關詳情，請瀏覽美國國稅局網站 （http://www.irs.gov/Individuals/International-Taxpayers/Substantial-Presence-Test）。
-	閣下如獲美國公民與移民事務局發出外國人登記卡作為永久合法居留美國的證明，必須回答[是]。
-	不論閣下所持綠卡何日到期，亦不輪閣下在簽署及填交本表格當天是否已屆綠卡到期日，均須回答[是]。
-	閣下在簽署及填交本表格當天，若已正式放棄、撤銷或取消閣下所持綠卡，而且已非美國公民，符合美國所得稅目的或其他原因之美國居民，請回答[否]。
-	若為聯名申請書，而其中一位申請人為美國公民，符合美國所得稅目的之美國居民，或擁有美國居民身份之外僑，必須回答[是]。
-	凡於2014年7月1日或之後簽發的宏利產品，除非宏利另有指示，均須附有上述證明。

Manulife (international) Limited (incorporated in Bermuda with limited liability) WM01_M(04/2019)	6 of 9	Policy no. ☐☐☐☐☐☐☐☐☐☐☐☐ (For office use only)

PART V: CERTIFICATION IN RELATION TO TAX REGULATIONS (CONTINUED) 第五部分：有關稅務規例的證明（續）

1b. Please list all countries / jurisdictions (including Macao) where you are a resident for tax purposes and Taxpayer Identification Number or its Functional Equivalent (TIN) for each country/jurisdiction. If more than 5 countries / jurisdictions, use a separate sheet. Please refer tax residency to OECD websites: http://www.oecd.org/tax/automatic-exchange/crs-implementation-and-assistance/tax-residency/#d.en.347760

請列明閣下在當地為符合稅務目的之居民的所有國家/司法管轄區（包括澳門）以及該國家/司法管轄區發出的稅務編號或具有等同功能的識辨編號（TIN）。如多於5個國家/司法管轄區，使用另外紙張。請參考經合組織網站的居民納稅人：http://www.oecd.org/tax/automatic-exchange/crs-implementation-and-assistance/tax-residency/#d.en.347760

Country/Jurisdiction of Tax Residency 居民納稅人所在國家/司法管轄區		Taxpayer Identification Number or its Functional Equivalent (TIN) 稅務編號或具有等同功能的識辨編號	Name association with TIN稅務編號相關姓名		If no TIN is available, enter Reason A, B or C若無稅務編號，填上理由A，B或C
			Surname姓	Given name & middle name(s)名
1	HK		ATIF LIMITED
2
3
4

Reason A - The country/jurisdiction where the account holder is a resident for tax purposes does not issue TINs to its residents.

理由A-賬戶持有人在當地為居民納稅人的國家/司法管轄區不向其居民發出稅務編號。

Reason B - The account holder is unable to obtain a TIN (Please explain why you are unable to obtain a TIN in the below table if you have selected this reason).

理由B-賬戶持有人無法獲得稅務編號。（若您選擇這理由，請在下表解釋閣下無法獲得稅務編號的原因。）

Reason C - No TIN is required. (Note: Only select this reason if the domestic law of the relevant jurisdiction of residency does not require the TIN to be disclosed.

理由C-無需稅務編號。（註：只有在相關司法管轄區的國內法律不需要披露該司法管轄區發出的稅務編號方可選擇這理由。）

Please explain in the following box why you are unable to obtain a TIN if you selected Reason B above.

若您選擇上方理由B，請在以下方框內解釋無法獲得稅務編號的原因。

1
2
3
4

Important Notes for self-certification in 1b. above有關上方1b.自證證明的重要提示：

- This is a self-certification provided by you to Manulife for the purpose of automatic exchange of financial account information. The data collected may be transmitted by Manulife to the Financial Services Bureau and/or regulators in Macao Special Administrative Region for transfer to the tax authority of another jurisdiction, and/or directly to the tax authority of another jurisdiction.

-這是由閣下向宏利提供的自證證明，以作自動交換金融賬戶資金用途。宏利可把收集所得的資料交給財政局及/或澳門特別行政區監管機構，再將資料交到另一稅務管轄區的稅務當局，及/或直接交給另一稅務管轄區的稅務當局。

- If this is a joint owners’ application, each of you must complete a separate CRS self-certification form.

-若為聯名申請書，每位申請人都需要填妥上方的自證證明。

- The above certifications are mandatory for products issued by Manulife on or after January 1, 2017 except as otherwise instructed by Manulife.

-凡於2017年1月1日或之後簽發的宏利產品，除非宏利另有只是，均須附有上述證明。

With effect from January 1, 2017, customers purchasing CRS in-scope product are required to complete CRS self-certification and meet the CRS on-boarding due diligence requirements before a policy can be issued. Customers who do not provide Manulife with a completed and valid CRS self-certification are not eligible to subscribe to any CRS in-scope product or policy.由2017年1月1日起，投保CRS範圍以內產品的客戶必須填妥CRS自證證明，並符合CRS新賬戶的盡職調查規定方可獲發保單。客戶若未能向宏利提交已填妥的有效CRS自證證明，將不符合CRS範圍以內產品或保單的投保資格。

Customers will also be required to complete a similar CRS self-certification in certain circumstances (e.g. ownership change or change in personal particulars) at a later stage where Manulife has insufficient information to establish whether a customer is a non-reporting person. If a customer refuses to provide a valid CRS self-certification or a reasonable explanation and documentation (as appropriate) supporting the reasonableness of the CRS self-certification, the customer will be deemed as a reportable person of the country/jurisdiction for which he holds any indicia.客戶於保單簽發后，倘宏利因資料不足而未能確定客戶是否為非須報送人，則客戶可能須要在某些特定情況下（例如：更改擁有權或更改個人資料）再次填妥類似的CRS自證證明。假如客戶拒絕提供有效的CRS自證證明或合理解釋和證明文件（如適用）以支持CRS自證證明的合理性，該客戶一律被視為其所持有身分標記之所屬國家/司法管轄區的須報送人。

Declaration and Acknowledgement聲明及確認：

I/We declare that the information given and all statements made in this self-certification (which includes any separate sheet(s)) are, to the best of my/our knowledge and belief, true, correct and complete.本人/吾等聲明就本人/吾等所知所信，本自證證明（包括使用另外紙張）

內所填報的所有資料和聲明均屬是真實、正確及完備。

I/We understand that the information supplied by me/us is covered by the full provisions of the terms and conditions governing the account holder’s relationship with Manulife setting out how Manulife may use and share the information supplied by me/us.本人/吾等明白，本人/吾等提供之資料受管限賬戶持有人與宏利之間關係的全部條款及條件規定所限，該等規定列明了宏利可如何使用及分享本人/吾等提供之資料。

I/We undertake to advise Manulife of any change in circumstances which affects the tax residency status of the individual identified in this self-certification or causes the information contained herein to become incorrect or incomplete, and to provide Manulife with a suitably updated self-certification within 30 days of such change in circumstances. 本人/吾等承諾，如情況有所改變，以致影響本自證證明所述的個人的居民納稅人身份，或引致本自證證明所載的資料不正確或不完整，本人/吾等會通知宏利，並會在情況發生改變後30天內，向宏利提交一份適當更新的自證證明。

I/We acknowledge and agree that (a) the information contained in this self-certification is collected and may be kept by Manulife for the purpose of automatic exchange of financial information and (b) such information and information regarding the account holder and any reportable account(s) may be reported by Manulife to the Financial Services Bureau of (and/or regulators in) the Macao Special Administrative Region and exchanged with the tax authorities of another country/countries and jurisdiction(s) in which the account holder may be resident for tax purposes, pursuant to the legal provisions for exchange of financial account information. (c) I/We agree to the obligation that the policyowner must comply with requests made by Manulife to comply with the CRS (AEOI) requirements and/or applicable law and regulation, and such obligation forms the basis of the policy to be issued.本人/吾等確認及同意，宏利可根據有關交換金融賬戶資料的法律條文，(a)收集本自證證明所載資料並可儲存作自動交換金融賬戶資料用途及(b)把該等資料和關於賬戶持有人及任何須申報賬戶的資料向澳門特別行政區政府財政局（及/或監管機構）申報，從而把資料轉交到賬戶持有人的居留司法管轄區的

稅務當局及(c)本人/吾等同意保單持有人必須遵守宏利的要求以便遵守CRS（AEOI）適用法律及規例之規定，並為日後簽發保單之基礎。

Paragraph number 1a & 1b of the certification applies to policyowners (i.e. policy applicants) who are individuals only. Entities, who are not individuals, should submit a certification and/or another prescribed form required by Manulife for Entity applications.上述第1a及1b項證明，只適用於個人保單持有人（即投保申請人）。個人以外之申請者，應另行提交證明及/或宏利就公司申請所指定之核證表格。

Manulife (international) Limited (incorporated in Bermuda with limited liability) WM01_M(04/2019)	7 of 9	Policy no. ☐☐☐☐☐☐☐☐☐☐☐☐ (For office use only)

PART VI: POLICY REPLACEMENT AND FINANCIAL NEEDS ANALYSIS 第六部分：壽險轉保及財務需要分析

1. Have you replaced or do you intend to replace any of your existing life insurance policies by this application/proposal in the past or the next 12 months?閣下是否於過去或未來十二個月內，已經或打算以此申請書/建議書取代其他一張或多張壽險保單？

☐	Yes (please complete a Customer Protection Declaration For Purchasers of Life Insurance) 是（請填寫《人壽保險客戶保障聲明書》）	☑ No 否

I realize that, if I answer “No” to above question but indeed, this application/proposal has replaced or would replace any of my life insurance policies in the past or the next 12 months, then my future right of redress may be jeopardized even if I later find that it is to my disadvantage to take out the new policy(ies).本人明白如果本人選擇[否]，而事實上這份申請書/建議書卻曾於過去或未來十二個月內，取代本人一張或多張壽險保單，即使後來發現購入這份新保單令本人蒙受損失，本人可能因此而有損日後的追討權益。

2. Have you completed a financial assessment/needs analysis?閣下是否已完成財務評估/需要分析？

☐	Yes (Please submit the relevant documents) 是（請提交有關文件）	☑ No 否

ATIF Limited by /s/ Jun Liu	12/07/2019
Signature of policyowner (applicant)保單持有人（申請人）簽署 (same as the signature as shown in your identification document, if applicable如身份證明文件所示，如適用)	Date (DD/MM/YYYY)日期（日/月/年）

PART VII: IDENTIFYING THIRD-PARTY INTERESTS 第七部分：釐清第三方權益

Is there anyone other than policyowner, insured, payer of payor benefit or beneficiary (i.e. Third Party) expecting to participate in, make decisions about or benefit from this policy in any way?是否有保單持有人，受保人，保費支付人利益附加保障之支付者或受益人以外之其他人士（即第三方）欲就本保單作出任何方式之參與，決定或受益？

☑No否                 ☐Yes (Please complete a Third Party Interests Form)是（請填寫第三者權益表格）

PART VIII: DECLARATION AND AUTHORIZATION 第八部分：聲明及授權

I/We, the policyowner and the proposed insured, have read the above statements and answers. They are complete and true to the best of my/our knowledge and belief and form part of the application and the basis of the policy to be issued. I/We hereby authorize any licensed physician, medical practitioner, hospital, clinic or other medical or medically related facility, insurance company or other organization, institution or person, that has any records or knowledge of the proposed insured/or proposed insured’s health, to give to Manulife (International) Limited (the “Company”) and its reinsurers any such information for the purpose of assessment of this insurance proposal or subsequent assessment of any insurance claim under the policy that may be issued pursuant to this application, such authorization shall survive me/us and shall be irrevocable. A photographic copy of this authorization shall be as valid as the original. I/We understand this application contains 9 pages. 本人/吾等，保單持有人及擬受保人，已細閱上述聲明與答復，確信其為真實無訛，並明寮以上一切資料將構成投保申請書之部分內容並為日後簽發保單之基礎。本人/吾等現授權任何職業醫生、醫療從業員、醫院、診所或其他持有擬受保人健康狀況記錄之保險公司、總監、機構或人士提供擬受保人的健康或個人資料予宏利人壽保險（國際）有限公司[本公司]及其再保險公司，作為審核此投保申請或日後之索償申請。此授權書不能推翻，而即使本人/吾等去世，此授權仍然生效。本授權書之複製本將與原本同樣有效。本人/吾等明白此投保申請書共有九頁。

IT IS DECLARED, UNDERSTOOD AND AGREED that (1) I/we have read and fully understood the illustration document of the policy applied for and the above questions; (2) the answers in this application form together with this declaration and authorization are complete and true to the best of my/our knowledge and form the basis of the policy to be issued; (3) failure to disclose any material facts or information which may influence or which the Company would regard as likely to influence the assessment and acceptance of the application, may render the policy voidable by your Company. In the event of doubt as to whether a fact or information is material, it should be disclosed in this application; (4) the policy shall not become effective until it is issued with first premium paid in full and all requirements being met. I/We agree to inform the Company of any change in the state of health, occupation or activity of the life to be insured between the date of this application/last medical examination and the date of issue of the policy. On receiving information of any change, the Company is entitled to accept or reject my/our application. I/We understand that the proposed insured may be randomly selected to undergo a medical examination; (5) the person(s) for whose use or benefit or on whose account the insurance policy is being applied for and to be entered into have an insurable interest in the said policy and their name(s) have already been inserted into this application or their class/description have already been specified in the application with sufficient particularity to make it possible to establish their identities; (6) I/we agree to inform the Company immediately in writing of any change in (a) my/our personal information provided on this application form; (b) the personal particulars of any of the persons mentioned in this application; and/or (c) the other information provided by me/us in this application form or any other documents, including but not limited to any change of the person(s) who has/have any legal or beneficial interest in the policy directly or indirectly; (7) no payment and benefit will be made under the policy until the verification of the identity(ies) of the policyowner(s), proposed insured(s), beneficiary(ies) and/or other relevant parties has been completed to the satisfaction of the Company; (8) this application and the policy are governed by the laws of the Macao Special Administrative Region. 謹此聲明本人/吾等清楚明白及同意下列各項：（1）本人/吾等已細閱並明白建議書之內容及上列各項問題；（2）填報於本申請書內之資料連同此聲明及授權均為本人/吾等所知之全部及真實無訛，並為日後簽發保單之基礎；（3）如未有披露任何重要事實或資料，而該等重要事實或資料足以影響貴公司評估及接受投保申請，貴公司有權將所簽發的保單宣告無效。假如未能確定事實或資料的重要性，則須於本申請書披露該等事實或資料；（4）保單將於正式簽發及首期保費繳清，同時符合所有規定後，方告生效。本人/吾等明白擬受保人或會被隨機抽樣進行身體檢查；（5）如所訂立之保險合約是為某有關人士的使用或利益，或為某有關人士申請及訂立，則該有關人士已於有關保單內擁有可保利益，而該有關人士的姓名已載於本申請內或某類別/種類已詳列於本申請內並足以確立其身份；（6）本人/吾等茲同意（甲）本人/吾等於本申請書的個人資料及/或（乙）本申請內所提 及任何人士的個人資料及/或（丙）本人/吾等於本申請書或任何其他文件提供的資料如有任何變動（包括但不限於直接或間接於保單擁有任何法定或實意權益的人士有所更改），本人/吾等將即時以書面通知本公司；（7）在保單持有人、擬受保人、受益人及/或其他相關人士之身份證明經貴公司核實後，貴公司方會根據保單做出任何付款及賠償；（8）澳門特別行政區法律適用於投保申請書及保單，包括其註釋。

Manulife (international) Limited (incorporated in Bermuda with limited liability) WM01_M(04/2019)	8 of 9	Policy no. ☐☐☐☐☐☐☐☐☐☐☐☐ (For office use only)

PART IX: PERSONAL INFORMATION COLLECTION STATEMENT 第九部分：個人資料收集聲明

I/We have received and read the “Manulife Personal Information Collection Statement (version 20150119_M)”(“Statement”). I/We understand and consent to the usage, transfer and processing of data (including personal data) as described in the Statement. I/We confirm my/our consent as referred to in the sections entitled Use of Personal Data in Direct Marketing and Provision of Personal Data for Use in Direct Marketing of the Statement subject to any objection as indicated by me/us below:

(IMPORTANT NOTES: Please note that direct marketing can include offers of special discounts, coupons or gift items. You can leave these boxes blank.)

本人/吾等已收訖及閱畢《<宏利個人資料收集聲明>(20150119_M版本》（[聲明]）。本人/吾等明白及同意資料（包括個人資料）根據該聲明描述的使用、轉交及處理。

本人/吾等如下所示提出之任何反對外，本人/吾等確認同意該聲明內以個人資料在直接促銷中的使用及提供個人資料作直接促銷為標題之內容。

（重要提示：請注意直接促銷用途可包括提供特別折扣、優惠券或禮品。你可將這些空格留空。）

I/We object to Manulife using my/our personal data in direct marketing as referred to in the section entitled Use of Personal Data in Direct Marketing of the Statement.

本人/吾等反對宏利按該聲明內以個人資料在直接促銷中的使用為標題的部分，將本人/吾等之個人資料作直接促銷用途。

I/We object to Manulife providing my/our personal data to Manulife Group (other than Manulife itself) for use in direct marketing as referred to in the section entitled Provision of Personal Data for Use in Direct Marketing of the Statement.

本人/吾等反對宏利按該聲明內以提供個人資料作直接促銷為標題的部分，向宏利集團（不包括宏利本身）提供本人/吾等之個人資料作直接促銷用途。

PART X: CANCELLATION RIGHTS AND REFUND OF PREMIUM(S) 第十部分：取消保單權益及發還保費

I, the policyowner, understand that I have the right to cancel and obtain a refund of any premium(s) paid less any market value adjustment, if applicable, by giving written notice. Such notice must be signed by me and received directly by Manulife (International) Limited, Avenida De Almeida Ribeiro No. 61, Circle Square, 14 andar A, Macao within 21 days after the delivery of the policy or issue of a Notice to me or my representative, whichever is the earlier. Failure to exercise the above right will be deemed as final acceptance of the policy and I shall be bound by the provisions stated in the Contract.

本人（保單持有人）明白本人有權以書面通知要求取消保單及取回所有/扣除市值調整後（如適用）的已繳保費；，並確保貴公司宏利人壽保險（國際）有限公司澳門新馬路61號永光廣場十四樓A於以下時段內直接收到該通知：保單交付本人或本人的代表後或《通知書》發予本人或本人的代表後，起計的21天，以較先者為準。如本人沒有行使上述的權益，則表示本人願意接受此保單，並受保單合約內之條款約束。

Signed at Macao on this	12	day of	07	,	2019
簽署地點：澳門	Day 日		Month 月		Year 年

/s/Vong Kuan Seng Penn	/s/ ATIF Limited	/s/Jun Liu
Signature of witness 見證人簽署	Signature of policyowner (if other than proposed insured)	Signature of proposed insured (if aged 18 or above)
	保單持有人簽署（如非擬受保人）	擬受保人簽署（如十八歲或以上）
	(same as the signature as shown in your identification document, if applicable	(same as the signature as shown in your identification document, if applicable
	如身份證明文件所示，如適用）	如身份證明文件所示，如適用）

VONG KUAN SENG PENN
Name of witness 見證人姓名

Manulife (international) Limited (incorporated in Bermuda with limited liability) WM01_M(04/2019)	9 of 9	Policy no. ☐☐☐☐☐☐☐☐☐☐☐☐ (For office use only)